CONNECTICUT ENERGY CORPORATION


                              Amended and Restated
                          Certificate of Incorporation


         1. The name of the corporation is Connecticut Energy Corporation (the "Company").

         2. The authorized capital stock of the Company shall consist of one class of preference stock and one class of common stock as follows:

                  (a)  A  class  of   preference   stock  which  is   designated
         "Preference Stock". The authorized shares of Preference Stock are 1,000,000 shares having the par value of $1 per share.

                  (b) A class of common stock which is designated "Common Stock". The authorized shares of Common Stock are 30,000,000 shares having the par value of $1 per share.

         3. The nature of the business to be transacted, and the purposes to be promoted or carried out by the Company are as follows:

                  (a) To invest in, dispose of, buy, sell and otherwise deal in stocks, bonds and securities of other corporations, and without limiting the generality of the foregoing, to invest in the securities of (i) corporations primarily engaged in operations relating to natural resources and sources of energy and businesses incidental thereto and
         (ii) public service companies.

                  (b) To explore for, drill for, develop, produce, collect, store, transport, dispose of and otherwise deal in oil, natural gas, fossil fuel reserves and other fuel sources.

                  (c) To engage in any other lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut.

         4. The terms, limitations and relative rights and preferences of each class of shares are as follows:

                  (a) The Board of Directors is authorized, from time to time, to divide the Preference Stock into and issue one or more additional series, and to fix and determine the number of shares (within the limits of the authorized but unissued shares of Preference Stock) in each series, and to determine the terms (including the consideration for the shares of each such series), limitations and relative rights and preferences of such Preference Stock and the variations as among series (all as permitted under Sections 33-340 and 33-341, Connecticut General Statutes, revision of 1958 as amended or any equivalent section as may hereafter be enacted).

                  (b) Subject to the terms, limitations and relative rights and preferences of the Preference Stock as determined by the Board of Directors according to its authority set forth above, the holders of the Common Stock of the Company shall have and possess all rights appertaining to capital stock under applicable law except as hereinafter limited.

                  (c) Authorized shares of Common Stock may be issued and disposed of from time to time in such amounts, on such terms and for such consideration as may be fixed and determined by the Board of Directors.

                  (d) Holders of Common Stock shall have no preemptive rights to subscribe to any future issues of any class of Preference Stock now or hereafter authorized; nor shall they have any preemptive rights to subscribe to any shares of Common Stock issued upon the exercise of any conversion privilege appertaining to any class of Preference Stock; nor to subscribe to any future issues of bonds, debentures, notes or other evidences of indebtedness which are convertible into stock of any class, nor to subscribe to any future issues of shares of Common Stock offered, sold or exchanged for cash or for any consideration other than cash. Holders of shares of any class of Preference Stock shall have no preemptive rights to subscribe to any future issues of Common Stock or shares of any class of Preference Stock, nor to any future issues of bonds, debentures, notes or other evidences of indebtedness which are convertible into stock of any class.

                  (e) Except as may be provided by the Board of Directors with respect to the Preference Stock, or as provided by law, the holders of the Preference Stock shall have no voting power or right to notice of any meetings of shareholders.

         5. The minimum amount of stated capital with which this Company shall do or commence business shall not be less than One Thousand Dollars.

         6. The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and its directors and shareholders:

                  (a) the business, property and affairs of the company shall be managed by, or under the direction of, its board of directors. The number of the directors of the Company (exclusive of directors (the "Preference Stock Directors") who may be elected by a separate vote of the holders of then outstanding shares of any class or series of Preference Stock) shall be fixed from time to time by the By-Laws of the Company.

                  (b) The Board of Directors (exclusive of Preference Stock Directors) shall be divided into three (3) classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Company. At an annual meeting of shareholders in 1984, one class shall be elected to hold office for a term expiring at the 1985 annual meeting, one class shall be elected to hold office for a term expiring at the 1986 annual meeting and one class shall be elected to hold office for a term expiring at the 1987 annual meeting. At each annual meeting of shareholders of the Company, the date of which shall be fixed by or pursuant to the By-Laws of the Company, the successors of the class of directors whose term shall expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their year of election. Each director shall hold office until his successor shall have been duly elected and qualified. The election of directors need not be by ballot unless the By-Laws so provide. No decrease in the number of directors shall shorten the term of any incumbent director.

                  (c)  Advance  notice  of  nominations   for  the  election  of
         directors shall be given in the manner and to the extent provided in the By-Laws of the Company.

                  (d) Subject to the rights of the holders of any class or series of Preference Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by the affirmative vote of not less than a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. The shareholders of the Company shall have no right to fill any vacancies, whether resulting from an increase in the authorized number of directors or otherwise.

                  (e) Subject to the rights of holders of any class or series of Preference Stock then outstanding, any director or the entire Board of Directors of the Company may be removed only for cause and only by affirmative vote of (i) the Board of Directors, acting by not less than a majority of the Directorships or (ii) the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For the purposes of this Article 6(e), (1) "cause" shall exist only if a director (i) has been convicted of a felony in a final adjudication or (ii) has been adjudged in a final adjudication to have wilfully engaged in gross misconduct materially and demonstrably injurious to the Company and (2) "final adjudication" shall mean a judgment by a court of competent jurisdiction which becomes final (i) after completion of all proceedings for direct review or (ii) after expiration of the time to obtain initial or further direct review, no such review having been taken.

                  (f) As long as the Company owns or controls eighty percent (80%) or more of the shares of common stock of The Southern Connecticut Gas Company or any successor thereof ("Southern"), the Board of Directors of the Company is authorized to consider, in exercising its judgment on any decision which may come before it, the effect of such decision on (i) the ratepayers of Southern, (ii) the employees of Southern, (iii) the economy and residents of the communities served by Southern, and (iv) the ability of Southern to carry out its duties as a public service company. The foregoing shall not limit the right of the Board of Directors to consider all other factors which it may deem relevant in connection with any such decision.

                  (g) Notwithstanding any other provisions in this Amended and Restated Certificate of Incorporation or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law or the By-Laws of the Company), the By-Laws of the Company may be adopted, repealed or amended only upon the affirmative vote of (i) the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, or (ii) the Board of Directors acting by not less than a majority of the entire Board of Directors.

         7. Any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of shareholders of the Company and may not be effected by any consent in writing by less than all shareholders of the Company entitled to vote thereon. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preference Stock then outstanding, special meetings of the shareholders may be called only by the Board of Directors acting by not less than a majority of the entire Board of Directors or as otherwise provided in the By-Laws. Notice of any special meeting of shareholders shall be given as provided in the By-Laws.

         8. The vote of shareholders of the Company required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article 8.

         Section 1. In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation and except as otherwise expressly provided in Section 2 of this Article 8:

                  (a) any merger or consolidation of the Company with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

                  (b) any sale, lease, exchange, transfer, mortgage, pledge, grant of security interest or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of, or directly or indirectly relating to (i) all or substantially all of the assets of the Company or (ii) assets of the Company or any of its Subsidiaries representing in the aggregate more than seventy-five percent (75%) of the total value of the assets of the Company and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; or

                  (c) (i) any sale, lease, exchange, transfer, mortgage, pledge, grant of security interest or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of, or directly or indirectly relating to any assets of the Company or of any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more, but less than the amount referred to in clause (ii) of paragraph (b) of this
         Section 1, or (ii) any merger or consolidation of any Subsidiary of the Company having assets with an aggregate Fair Market Value of $5,000,000 or more in a transaction not covered by paragraph (b) of this Section 1 with (x) any Interested Shareholder or (y) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

                  (d) the issuance or sale by the Company or any Subsidiary (in one transaction or a series of transactions) to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any securities of the Company or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Company or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate or Associate) from the Company or a Subsidiary; or

                  (e) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                  (f) any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder), which in any such case has the effect, directly or indirectly, or increasing the proportionate share of the outstanding shares of any class or series of stock (or securities convertible into stock) of the Company or any Subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder;

shall not be consummated unless (i) such consummation shall have been approved by the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, (ii) such consummation shall have been approved by the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Shareholders, voting together as a single class, and (iii) a proxy or information statement shall have been mailed at least thirty (30) days prior to the votes specified in (i) and (ii) above to all holders of voting stock of the company, which proxy or information statement shall (w) describe the Business Combination, (x) include in a prominent place the recommendations, if any, of a majority of the Disinterested Directors as to the advisability or inadvisability of the Business Combination, (y) if deemed advisable by a majority of the Disinterested Directors, include an opinion of a reputable investment banking firm or other expert as to the fairness or unfairness of the terms of the Business Combination from the point of view of the shareholders other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Disinterested Directors and to be paid a reasonable fee for their services by the Company upon receipt of such opinion), and (z) be responsive to the pertinent provisions of the Securities Exchange Act of 1934, as amended, (the "Act") and the rules and regulations thereunder, or any subsequent provisions replacing such Act, rules or regulations, whether or not such proxy or information statement is required by law to be furnished to any holders of the Voting Stock of the Company. The affirmative votes referred to in clauses (i) and (ii) of the preceding sentence shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         Section 2. The provisions of Section 1 of this Article 8 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Amended and Restated Certificate of Incorporation if all the considerations specified in any of the following paragraphs (a), (b), (c) or (d) are met:

                  (a) (i) such Business Combination shall have been approved by a majority of the Disinterested Directors and (ii) the Interested Shareholder involved in such Business Combination (x) acquired such status as an Interested Shareholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors prior to the time such Interested Shareholder became an Interested Shareholder and (y) has complied with all requirements imposed by such agreement or memorandum of understanding; or

                  (b) in the case of any Business Combination described in paragraph (c) or (d) of Section 1 of this Article 8, such Business Combination shall have been approved by a majority of the Disinterested Directors; or

                  (c) all of the six conditions specified in the following clauses (i) through (vi) shall have been met:

                           (i) the transaction constituting the Business Combination shall provide for a consideration to be received by all holders of each class of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of
                  (x) the cash and (y) the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                    (A) (if  applicable)  the  highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Common Stock beneficially owned by the Interested Shareholder which were acquired (i) within the two (2) year period immediately prior to the Announcement Date or
                           (ii) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                                    (B) the Fair Market  Value per share of such
                           class of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (C) (if  applicable)  the  price  per  share
                           equal  to the Fair  Market  Value  per  share of such
                           class of Common Stock determined pursuant to paragraph (c)(i)(B) above, multiplied by the ratio of
                           (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Common Stock beneficially owned by the Interested Shareholder which were acquired within the two (2) year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Common Stock on the first day in such two (2) year period upon which any shares of such class of Common Stock referred to in the foregoing clause (1) were acquired; and

                           (ii) the transaction constituting the Business Combination shall provide for a consideration to be received by all holders of each class or series of outstanding Preference Stock in exchange for all of their shares of Preference Stock, and the aggregate amount of (x) the cash and
                  (y) the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash, to be received per share by holders of shares of such Preference Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (c)(ii) shall be required to be met with respect to every class and series of such outstanding Preference Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Preference Stock):

                                    (A)(if   applicable)   the    highest    per
                           share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Preference Stock beneficially owned by the Interested Shareholder which were acquired (i) within the two (2) year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher; and

                                    (B) (if applicable) the highest preferential
                           amount per share to which the holders of shares of such class or series of Preference Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company; and

                                    (C) the Fair Market  Value per share of such
                           class or series of Preference Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                     (D)  (if  applicable)  the price per  share
                           equal to the Fair Market Value per share of such class or series of Preference Stock determined pursuant to Paragraph (c)(ii)(C) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares or such class or series of Preference Stock beneficially owned by the Interested Shareholder which were acquired within the two (2) year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class or series of Preference Stock on the first day in such two (2) year period upon which any shares of such class or series of Preference Stock referred to in the foregoing clause (1) were acquired; and

                           (iii) the  consideration to be received by holders of
                  a particular class or series of outstanding Common Stock or Preference Stock shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Common Stock or Preference Stock which are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Common Stock or Preference Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Common Stock or Preference Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Common Stock or Preference Stock beneficially owned by it; and

                           (iv) after such Interested  Shareholder has become an
                  Interested Shareholder and prior to the consummation of such Business Combination:

                                    (A) except as  approved by a majority of the
                           Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any Preference Stock;

                                    (B) there  shall have been (1) no  reduction
                           in the annual rate of dividends paid on any class of Common Stock (except as necessary to reflect any subdivision of such Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of any class of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

                                    (C) such  Interested  Shareholder  shall not
                           have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

                           (v) after such  Interested  Shareholder has become an
                  Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

                           (vi) a proxy or information statement shall be mailed
                  at least on the earlier of (1) thirty (30) days prior to any vote on the Business Combination or (2) if no vote on such Business Combination is required, sixty (60) days prior to the completion of the Business Combination, to all holders of Voting Stock of the Company (whether or not shareholder approval of the Business Combination is required), which proxy or information statement shall (w) describe the Business Combination, (x) include in a prominent place the recommendations, if any, of a majority of the Disinterested Directors as to the advisability or inadvisability of the Business Combination, (y) if deemed advisable by a majority of the Disinterested Directors, include an opinion of a reputable investment banking firm or other expert as to the fairness or unfairness of the terms of the Business Combination from the point of view of the shareholders other than the Interested Shareholder (such investment banking firm to be selected by a majority of the Disinterested Directors and to be paid a reasonable fee for their services by the Company upon receipt of such opinion), and (z) be responsive to the pertinent provisions of the Act and the rules and regulations thereunder, or any subsequent provisions replacing such Act, rules or regulations, whether or not such proxy or information statement is required by law to be furnished to any holders of the Voting Stock of this Company; or

                  (d) in the case of any Business Combination described in Paragraph (a) or (f) of Section 1 of this Article 8, (i) such Business Combination shall have been approved by a majority of the Disinterested Directors, (ii) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than ten percent (10%) in the total amount of shares of any class or series of stock or securities convertible into stock of the Company or any Subsidiary which was directly or indirectly beneficially owned by any Interested Shareholder and all Affiliates and Associates of such Interested Shareholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (iii) such Business Combination shall not have been consummated within a period of two (2) years after the consummation of any other Business Combination described in Paragraph (a), (b), (c), (d), (e) or (f) of Section 1 of this Article 8 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Company or any Subsidiary which was directly or indirectly beneficially owned by such Interested Shareholder or any Affiliate or Associate of such Interested Shareholder.

         Section 3. For the purposes of this Article 8:

                  (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

                  (b) "Voting Stock" shall mean stock of all classes and series of the Company entitled to vote generally in the election of directors.

                  (c) "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary) who or which:

                           (i) is the beneficial owner,  directly or indirectly,
                  of ten percent (10%) of more of the combined voting power of the then outstanding shares of Voting Stock; or

                           (ii) is an  Affiliate  of the Company and at any time
                  within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding shares of Voting Stock; or

                           (iii) is an assignee of or has otherwise succeeded to
                  the beneficial ownership of any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (d) "Business Combination" shall mean any transaction which is referred to in any one or more of paragraphs (a) through (f) of
         Section 1 of this Article 8.

                  (e) "Disinterested  Shareholder" shall mean a beneficial owner
         of  the  Company's   Voting  Stock  who  is not an Interested
         Shareholder or an Affiliate or an Associate of an Interested
         Shareholder.

                  (f) A  person  shall be a  "beneficial  owner"  of any  Voting
         Stock:

                           (i)  which  such  person  or  any  of  its
                  Affiliates or Associates beneficially owns, directly or indirectly, or

                           (ii) which such  person or any of its  Affiliates  or
                  Associates has (x) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (y) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

                           (iii) which is beneficially owned, directly or indirectly, by any person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (g) For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph (c) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph (f) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

                  (h) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act as in effect on March 24, 1984.

                  (i) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company; provided, however, that, for the purposes of the definition of Interested Shareholder set forth in Paragraph (c) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

                  (j) "Disinterested Director" means any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

                  (k) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  (l) "Announcement Date" means the date of the first public announcement of the proposed Business Combination.

                  (m)   "Determination   Date"  means  the  date  on  which  the
         Interested Shareholder became an Interested Shareholder.

         Section 4. A majority of the Disinterested Directors of the Company shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 2 of this Article 8 have been met with respect to any Business Combination, and (e) whether the assets which are the subject of any Business Combination, or the consideration to be received for the issuance or sale of securities by the Company or any Subsidiary in any Business Combination (i) has an aggregate Fair Market Value of $5,000,000 or more or (ii) represents in the aggregate more than seventy-five percent (75%) of the total value of the assets of the Company and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article 8.

         Section 5. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         9. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation and the By-Laws of the Company (and notwithstanding the fact that a lesser percentage may be specified by law or the By-Laws of the Company):

                  (a) The affirmative vote of the holders of eighty (80%) of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with Articles 6 and 7 of this Amended and Restated Certificate of Incorporation; provided, however, that any such amendment, repeal or adoption that has been recommended to the shareholders by the affirmative vote of not less than two-thirds (66-2/3%) of the Disinterested Directors (as defined in Section 3 of
         Article 8 of this Amended and Restated Certificate of Incorporation) shall require only the vote, if any, required under the applicable provision of the Connecticut Stock Corporation Act. For purposes of this subsection (a) of this Article 9 only, if at the time when any such amendment, repeal or adoption is under consideration, there is no Interested Shareholder (in which event, the definition of Disinterested Director in subparagraph (j) of Section 3 of Article 8 would be inapplicable), the "Disinterested Directors" shall be deemed to be those persons who are then members of the Board of Directors and who are not then and have not been affiliated with or nominees of any person who is or has been an Interested Shareholder.

                  (b) The affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, and the affirmative vote of the majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Shareholders (as defined in Section 3 of Article 8 of this Amended and Restated Certificate of Incorporation), voting together as a single class, shall be required to amend or repeal or adopt any provision inconsistent with this Article 9 or Article 8 of this Amended and Restated Certificate of Incorporation; provided, however, that any such amendment, repeal or adoption that has been recommended to shareholders by the affirmative vote of not less than two-thirds (66-2/3%) of the Disinterested Directors at a time when there is no Interested Shareholder, as defined in Section 3 of Article 8 of the Amended and Restated Certificate of Incorporation, shall require only the vote, if any, required under the applicable provision of the Connecticut Stock Corporation Act. For purposes of this subsection (b) of this Article 9 only, the "Disinterested Directors" shall be deemed to be those persons who are then members of the Board of Directors and who are not then and have not been affiliated with or nominees of any person who has been an Interested Shareholder.

         10. The personal liability of a director of the Company to the Company or its shareholders for monetary damages for breach of duty as a director shall be limited to the compensation received by the director for serving the Company as a director during the year of the violation if such breach did not: (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subsection (2) of Section 33-374(b) of the Business Corporation Act, to receive an improper personal gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Company under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Company, (d) constitute a sustained or unexcused pattern of inattention that amounted to an abdication of the director's duty to the Company, or (e) create liability under
Section 33-32l of the Business Corporation Act. This provision shall not limit or preclude the liability of a director for any act or omission occurring prior to the effective date of this Article 10.